LETTER AGREEMENT

Henderson Global Investors (North America) Inc.
737 N. Michigan, Suite 1950
Chicago, Illinois  60605

         This Agreement is made as of this 29th day of December 2006 between HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. (the "Adviser") and HENDERSON INVESTMENT MANAGEMENT LIMITED (the "Subadviser").

         WHEREAS, the Adviser and the Subadviser have entered into a Sub-Advisory Agreement dated August 31, 2001 (the "Sub-Advisory Agreement"), as amended by letter agreement dated August 1, 2005, January 31, 2006 and November 30, 2006, under which the Adviser has agreed to retain the Subadviser to render investment advisory services to the Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Opportunities Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund and Henderson Japan-Asia Focus Fund (the "Existing HIML Sub-Advised Portfolios") of the Henderson Global Funds (the "Trust"), and the Subadviser has agreed to render such services to the Existing HIML Sub-Advised Portfolios, together with any other Trust portfolios that may be established later;

         WHEREAS, the Adviser and the Subadviser desire to amend the Sub-Advisory Agreement to reduce the Subadvisory fee for the Existing HIML Sub-Advised Portfolios; and

         WHEREAS, the amendment to the fee schedule to the Sub-Advisory Agreement will not reduce the quality or quantity of services provided by the Subadviser to the Existing HIML Sub-Advised Portfolios and the Subadviser's obligations under the Sub-Advisory Agreement will remain the same in all material respects.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Adviser and the Subadviser agree as follows:

1. Schedule A of the Sub-Advisory Agreement is hereby amended as follows:

         HENDERSON EUROPEAN FOCUS FUND
         Adviser will pay to the Subadviser an annual rate, computed daily and payable monthly, equal to:

         .45% on the first $500 million of daily net assets;
         .35% on the next $1 billion of daily net assets; and .30% on daily net assets over $1.5 billion.

         HENDERSON GLOBAL EQUITY INCOME FUND
         Adviser will pay to the Subadviser an annual rate, computed daily and payable monthly, equal to:

         .40% on the first $500 million of daily net assets;
         .30% on the next $1 billion of daily net assets;
         .25% on the next $500 million of daily net assets; and .20% on daily net assets over $2 billion.

         HENDERSON GLOBAL OPPORTUNITIES FUND
         Adviser will pay to the Subadviser an annual rate, computed daily and payable monthly, equal to:

         .45% on the first $1 billion of daily net assets;
         .30% on the next $1 billion of daily net assets; and .25% on daily net assets over $2 billion.

         HENDERSON GLOBAL TECHNOLOGY FUND
         Adviser will pay to the Subadviser an annual rate, computed daily and payable monthly, equal to:

         .45% on the first $500 million of daily net assets;
         .40% on the next $500 million of daily net assets; and .35% on daily net assets over $1 billion.

         HENDERSON INTERNATIONAL OPPORTUNITIES FUND
         Adviser will pay to the Subadviser an annual rate, computed daily and payable monthly, equal to:

         .50% on the first $1 billion of daily net assets;
         .35% on the next $1 billion of daily net assets; and .25% on daily net assets over $2 billion.

         HENDERSON JAPAN-ASIA FOCUS FUND
         Adviser will pay to the Subadviser an annual rate, computed daily and payable monthly, equal to:

         .45% on the first $500 million of daily net assets;
         .35% on the next $1 billion of daily net assets; and .30% on daily net assets over $1.5 billion.

2. All other terms and conditions of the Sub-Advisory Agreement shall remain in full force and effect.


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

3. This Agreement is hereby incorporated by reference into the Sub-Advisory Agreement and is made a part thereof. In case of a conflict between this Agreement and the Sub-Advisory Agreement, the terms of the Sub-Advisory Agreement are controlling.

         IN WITNESS WHEREOF, the Adviser and the Subadviser have cause this Agreement to be executed as of the day and year first above written.

                                             HENDERSON GLOBAL INVESTORS
                                             (NORTH AMERICA) INC.


                                             By:  /s/ Christopher K. Yarbrough
                                                  ----------------------------
                                                  Name: Christopher K. Yarbrough
                                                  Title: Corporate Secretary
ATTEST:   /s/ Scott E. Volk
          -----------------
          Name: Scott E. Volk
          Title: Director, Retail
          Finance and Operations
                                             HENDERSON INVESTMENT
                                             MANAGEMENT LIMITED

                                             By:  /s/ James de Sausmaruz
                                                  ----------------------
                                                  Name: James de Sausmaruz
                                                  Title:
ATTEST:   /s/ Julian Eustace
          ------------------
          Name: Julian Eustace
          Title: Solicitor


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